POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dwayne L. Hyzak, Cory E. Gilbert, and Jason B. Beauvais and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement on Form N-2 (File No. 333-282501) under the Securities Act of 1933, as amended, and any or all amendments (including pre-effective and post-effective amendments) to such registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

WITNESS our hands on this 15th day of November, 2024.

/s/ Robert L. Kay
Robert L. Kay

/s/ John O. Niemann, Jr.
John O. Niemann, Jr.

/s/ Jeffrey B. Walker
Jeffrey B. Walker